As Filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Comcast Center

Philadelphia, PA 19103-2838

(Address of Principal Executive Offices) (Zip Code)

COMCAST SELECT DEFERRED COMPENSATION PLAN

(Full title of the plan)

Thomas J. Reid, Esq.

Chief Legal Officer and Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103-2838

(Name and address of agent for service)

(215) 286-1700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional $500 million of deferred compensation obligations of Comcast Corporation (the “Registrant”) under the Select Deferred Compensation Plan, as amended and restated, which are securities of the same class and relate to the same employee benefit plan, as those deferred compensation obligations registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission on February 3, 2022 (Registration No. 333-262495), which is hereby incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Blank Rome LLP (regarding validity)

5.2	Opinion of Blank Rome LLP (regarding ERISA)

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Blank Rome LLP (contained in Exhibits 5.1 and 5.2)

24	Power of Attorney (contained in the signature pages hereto)

99	Comcast Select Deferred Compensation Plan, as amended and restated, effective October 12, 2021 (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021)

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 23, 2024.

COMCAST CORPORATION

By:	/s/ Thomas J. Reid
Name: Thomas J. Reid
Title: Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Cavanagh, Jason S. Armstrong and Thomas J. Reid and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman and Chief Executive Officer; Director	February 23, 2024
Brian L. Roberts	(Principal Executive Officer)

/s/ Jason S. Armstrong	Chief Financial Officer	February 23, 2024
Jason S. Armstrong	(Principal Financial Officer)

/s/ Daniel C. Murdock	Executive Vice President, Chief Accounting	February 23, 2024
Daniel C. Murdock	Officer and Controller(Principal Accounting Officer)

/s/ Kenneth J. Bacon	Director	February 23, 2024
Kenneth J. Bacon

/s/ Thomas J. Baltimore	Director	February 23, 2024
Thomas J. Baltimore

/s/ Madeline S. Bell	Director	February 23, 2024
Madeline S. Bell

/s/ Louise F. Brady	Director	February 23, 2024
Louise F. Brady

/s/ Edward D. Breen	Director	February 23, 2024
Edward D. Breen

/s/ Gerald L. Hassell	Director	February 23, 2024
Gerald L. Hassell

/s/ Jeffrey A. Honickman	Director	February 23, 2024
Jeffrey A. Honickman

/s/ Maritza G. Montiel	Director	February 23, 2024
Maritza G. Montiel

/s/ Asuka Nakahara	Director	February 23, 2024
Asuka Nakahara

/s/ David C. Novak	Director	February 23, 2024
David C. Novak